Exhibit 10.1

EMPLOYMENT AGREEMENT

China Redstone Group, Inc., a Delaware corporation, located at 239 Jianxin Road, Jiangbei District, Chongqing, PRC 400000 (hereinafter referred to as "Employer" or “Company”), and Michael He, a resident of the State of Washington, U.S. (hereinafter referred to as "Employee" or “Executive”), in consideration of the mutual promises made herein, agree as follows:

ARTICLE 1.  EMPLOYMENT

Acceptance of Employment

Section 1.01. Employer hereby employs Employee and Employee hereby accepts employment with Employer. Employee has the right to provide other outside services at Employee’s sole discretion in so far as the Employee adheres to the provisions outlined in Article 2, below.

Term of Employment

Section 1.02. The employment period will begin on March 2, 2011 and continue on a monthly basis. This agreement and Employee's employment may be terminated at will by either Employer or Employee, subject to thirty days' prior written notice given by the party terminating this employment agreement. "At will" means at the sole and unfettered discretion of the party seeking termination, without disregard as to whether or not cause exists for termination.

ARTICLE 2. DUTIES OF EMPLOYEE

Position Description and Duties

Section 2.01. Employee is hereby hired to perform services for Employer in the capacity of Chief Financial Officer and shall include all of the powers and duties usually incident to such position for a U.S. listed public company. The Employee shall supervise, direct, retain and recruit necessary in-house or external accounting/finance resources required to successfully perform specific tasks and necessary professional services stated hereinafter.  In such capacity, Employee's duties shall consist of providing to the Company, under his supervision and support by the Company, the professional services in the areas described below.

Employee shall be responsible for

•
the preparation of all financial statements and documents in compliance with U.S. GAAP, including drafting of all financial statements, Management Discussions and Analyses, and any other documents required by U.S. regulatory bodies;

•
creating and maintaining proper financial controls which shall include, but not be limited to, evaluating the Company’s internal controls and procedures in connection with Section 404 of the Sarbanes-Oxley Act to identify improvements to endure compliance with all regulatory and reporting requirements;

•
coordinating capital raises with any investment banking firm, including preparation of detailed projections and a English business plan/presentation, and meetings with, and presentations to, potential investors; and

•	communication with investors and shareholders regarding financial and operational matters of the Company.

•
 preparation of all public filings, including annual and quarterly reports, management discussion and analysis, material change reports, insider ownership reports, and any other public reports required to be filed by the Company with a regulatory agency to maintain its stock exchange listing or quotation;

•
coordination with independent auditors on quarterly reviews and annual audits, including (i) supervision of Company staff to prepare financial results, schedules, and documents associated with such audit or review, (ii) resolution of complicated accounting issues that may arise during the review or audit, including drafting of comprehensive audit memos referencing appropriate U.S. accounting literature and reaching consensus with senior audit team members, and (iii) ensuring that all financials are properly presented in accordance with U.S. GAAP, as applicable;

•
implementation of internal controls and procedures improvements to comply with applicable regulatory and reporting, including performing required testing of internal controls over financial reporting to ensure that management is comfortable signing the certifications required by Section 404 of the Sarbanes-Oxley Act;

•	ensuring that the Company is in compliance with all other exchange requirements; communication with shareholders, analysts, and other investors;

•	other services as CFO and the Company may agree during the engagement.

Employee shall use his best efforts, skills and abilities to promote and protect the interests of the Company. Employee shall perform his duties at the location or locations chosen by him in his sole discretion. The Employee may engage in other outside consulting assignments as long as he’s able to fulfill the responsibilities indicated in this contract. Employee shall regularly (and no less frequently than weekly) report to the Chief Executive Officer of the Company on all of his activities and shall maintain close and regular contact with the Company’s accounting and finance personnel.   Employee shall, at all times, conduct himself in a professional manner and adhere to the standards, ethical obligations, rules, policies, regulations and procedures of the Company which are presently in force or which may be established from time to time by the Company.  Employee shall take no action that violates any law, rule or regulation whatsoever while acting in his capacity as employee.  Employee shall, at all times, act in a fiduciary capacity for the Company and acknowledges the Company is relying upon and placing trust in Employee. Employee accepts the fiduciary responsibilities and trust placed in Employee by the Company.

Adherence to Rules

Section 2.02. Employee at all times during the performance of this Agreement shall strictly adhere to and obey all the rules and regulations now in effect or as subsequently modified or enacted by Employer, governing the conduct of employees of Employer.

Satisfactory Performance of Duties

Section 2.03. The employment of Employee shall continue only as long as the services rendered by Employee are satisfactory to Employer, notwithstanding any other provision contained in this Agreement. Employer shall be the sole judge as to whether the services of Employee are satisfactory.

Obligations to Third Parties

Section 2.04. Employee warrants and represents that Employee has the ability to enter into this Agreement, that entering into and performing under this Agreement will not violate Employee's agreement with any third party, and that there exist no restrictions or obligations to any third parties which will restrict Employee's performance of duties under this Agreement.

ARTICLE 3. COMPENSATION

Base Compensation

Section 3.01. As compensation for the services rendered by Employee under this agreement, as a gross salary and prior to any deductions or withholdings, Employee will be paid $10,000 USD monthly. Payments shall be made on or before the last day of each month, via wire transfer, in U.S. Dollars, to an account designated by Employee. Additionally, Employee shall be entitled to timely re-imbursement of all travel, lodging, meals and other expenses as may be incurred by Employee in exercising his duties and responsibilities as CFO. Employer shall reimburse Employee for all expenses within five business days of submission by Employee.

Other Benefits

Section 3.02. In addition to any other benefits or compensation set forth above, Employer offers to Employee, and Employee is entitled to participate in the employee stock option plan at a level commensurate with Employee’s position.

Effect of Termination on Compensation

Section 3.03. In the event of termination of employment, Employee shall be entitled to the compensation accrued and earned, and the reimbursement of expenses discussed in Section 3.01, prior to the date of termination as provided for in this Article 3, computed pro-rata, up to, and including, the date of termination. Other than as may be provided herein to the contrary, Employee shall be entitled to no further compensation following such date of termination.

ARTICLE 4. EMPLOYER'S RECORDS/TRADE SECRETS/CONFIDENTIALITY

Ownership of Employer's Records

Section 4.01. (a) All records of the accounts of Employer, of any nature, whether existing at the time of Employee's employment, procured through the efforts of Employee, or obtained by Employee from any other source, and whether prepared by Employee or otherwise, shall be the exclusive property of Employer regardless of who actually purchased the original book, record or magnetic storage unit on which such information is recorded.

(b)  All such books and records shall be immediately returned to Employer by Employee on any termination of employment, whether or not any dispute exists between Employer and Employee at, regarding, and/or following the termination of employment.

(c) Employee shall keep the proprietary and confidential information of Employer confidential and shall abide by any confidentiality rules set forth by Employer. Employee shall not take, use of or disclose any material or information of Employer to any third party except on behalf of Employer and with Employer’s prior written consent.

Non-competition and Non-solicitation

Section 4.02 In consideration of the salary paid to the Executive by the Company, the Executive agree that during the term of the Employment and for a period of one (1) years following the termination of the Employment for whatever reason:

(a)
The Executive will not approach clients, customers or contacts of the Company or other persons or entities introduced to the Executive in the Executive’s capacity as a representative of the Company for the purposes of doing business with such persons or entities which will harm the business relationship between the Company and such persons and/or entities;

(b)
unless expressly consented to by the Company, the Executive will not assume employment with or provide services as a director or otherwise for any Competitor (as defined below), or engage, whether as principal, partner, licensor or otherwise, in any Competitor;

(c)
unless expressly consented to by the Company, the Executive will not seek directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Company employed as at or after the date of such termination, or in the year preceding such termination.

(d)
have any equity or other ownership interest in, or become a director or manager of, or be otherwise associated with, or engaged or employed by, any customer, prospect or former customer of the Company or their subsidiary or parent entities or affiliates in any job or career that relates to or concerns any activity substantially similar, in whole or in part, to the Company’s business.

As used herein, “Competitor” refers to any business or activity which competes, directly or indirectly, with or carries on the business of the Company, or any business activity substantially similar to the Company’s business, as constituted from time to time.

Assignment of Work Product.

Section 4.03. Executive acknowledges and agrees that: (A) all Work Product (as defined below) shall be deemed a work for hire; and (B) he hereby assigns all of his intellectual property and other rights in all other Work Product to the Company.  All right, title and interest in and to, and the right to pursue protection for, Work Product shall vest solely with the Company. Upon request by the Company, Executive shall use reasonable efforts, at no additional expense, to assist the Company in securing any intellectual property protection for such Work Product and shall execute all documents reasonably necessary to effect an assignment as contemplated herein.  No license is granted to Executive in, to or under any Work Product or other intellectual property (including, but not limited to, patents, trade secrets, copyrighted materials and trademarks) owned, licensed or otherwise assertable by Executive, by express or implied grant, estoppel or otherwise, except for a limited right to use any such intellectual property solely in the performance of Executive’s employment duties and solely for the benefit of the Company.  All benefits from the use of any such intellectual property, including Work Product, shall inure solely to the Company.  The Executive will not use any Work Product (as defined below), the rights to which are owned by any former employer of the Executive or other person from whom the Executive has not obtained all required rights, and all Work Product developed by the Executive while employed with the Company shall be original to the Executive or developed in corroboration with other employees of the Company, and shall not infringe upon the intellectual property rights of any third party. “Work Product” means all tangible or intangible works: (X) (1) created, produced or modified during or in connection with Executive’s employment by the Company; or (2) which are related to, or that can be utilized in, the Company Business; and (Y) that could qualify as the subject matter of a copyright, patent, trade secret or any other form of intellectual property; and shall include, without limitation, all work produced by or for the benefit of the Company, any affiliate of the Company, or any customers, former customers and prospective customers of the Company.

ARTICLE 5. GENERAL PROVISIONS

Notices

Section 5.01. Any notices to be given by either party to the other may be effected either by personal delivery in writing or by mail, registered and certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at their last known addresses as appearing on the books of Employer.

Entire Agreement

Section 5.02. This agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the employment of Employee by Employer for the purposes set forth in Section 2.01 above, and contains all of the covenants and agreements between the parties with respect to such employment whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

Partial Invalidity

Section 5.03. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any manner.

Law Governing Agreement

Section 5.04. This Agreement shall be governed by the laws of the State of Washington, without regard to its choice of law provisions. The jurisdiction for any proceeding to enforce the terms of this Agreement shall be the state courts of the State of Washington located in King County, Washington or the federal courts of the United States located in Seattle, Washington.  The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.

Attorney's Fees and Costs

Section 5.05. In the event that any legal action is necessary or brought in any court or arbitration proceeding to enforce or interpret the terms of this agreement, each party shall bear their own costs and attorney's fees.

This agreement is entered into on this 2nd day of March, 2011.

Section 5.06 This Agreement and all rights and obligations of the Employee hereunder are personal to the Executive and may not be transferred or assigned by the Employee at any time.

Indemnification

Section 5.07 Employee shall hold the Company and its officers, directors, other employees, contractors and agents harmless from and against all claims, obligations, losses, damages, liabilities, fines, costs and expenses (including, without limitation, reasonable attorney’s fees pretrial, trial and appellate) arising out of or incurred as a result of or in connection with: (A) Employee’s failure to meet his or her obligations to the Company; (B) Employee’s breach of any covenant, warranty or representation set forth in this Agreement; and (C) Employee’s negligent, fraudulent or illegal acts.  The Company shall hold Employee harmless from and against all claims, obligations, losses, damages, liabilities, fines, costs and expenses (including, without limitation, reasonable attorney’s fees pretrial, trial and appellate) arising out of or incurred as a result of or in connection with: (A) the Company’s failure to meet its obligations to Employee hereunder, and (B) the Company’s breach of any covenant, warranty or representation set forth in this Agreement. If the Employee is or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a “proceeding”), by reason of the fact that he is or was an officer, employee, or agent of the Company or, that being or having been such and officer, employee, or agent of the Company, he is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Company against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, or agent of the Company or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  The foregoing notwithstanding, Employee shall not be entitled to indemnification for any act or omission of the Employee finally adjudged to be willful misconduct or a knowing violation of the law or if the Company is otherwise prohibited by applicable law from paying such indemnification.

Insurance

Section 5.08 Employee shall be covered under all corporate liability insurance policies, including but not limited to any Directors and Officers Liability policy, and any Errors and Omissions policy.

ARTICLE 6. TERMINATION OF THE AGREEMENT

Section 6.01 a. By the Company. The Company may terminate the Employment for Cause, at any time, without notice or remuneration, or for any other reason or no reason on thirty (30) days prior written notice to the Executive. “Cause” shall mean (1) the Executive is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement, (2) the Executive has been negligent or acted dishonestly to the detriment of the Company, (3) the Executive has engaged in actions amounting to gross negligence, misconduct, malfeasance, disloyalty, dishonesty or a breach of trust against the Company or failed to perform his or her duties hereunder and such failure continues after the Executive is afforded a reasonable opportunity to cure such failure, (4) the Executive’s intentional perpetration, participation in or attempted perpetration of fraud or other willful misconduct on the Company or its subsidiaries or affiliates; (5) the Executive has died, or (6) the Executive has a disability which shall mean a physical or mental impairment which, as reasonably determined by the Board renders Executive unable for a period of two (2) months to perform substantially his duties hereunder.

b. By the Executive. By giving prior 30 days written notice, the Executive may resign prior to the expiration of the Agreement

c. Notice of Termination. Any termination of the Executive’s employment under this Agreement shall be communicated by written notice of termination from the terminating party to

EMPLOYER:

China Redstone Group, Inc.:

/s/ Yiyou Ran
by: Yiyou Ran, CEO

EMPLOYEE:

/s/ Michael He
Michael He